APOLLON/[  ]
LICENSE AGREEMENT
Page 1 of 16

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS BRACKETED ON ALL PAGES HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


                 APOLLON, INC./[                           ]/[     ]
                   EXCLUSIVE LICENSE AGREEMENT


    This Agreement, is effective upon date of execution, by and between Apollon, Inc., One Great Valley Parkway, Malvern, Pennsylvania 19355, a Pennsylvania corporation ("APOLLON") and
[                                                     ] a [         ]
corporation organized and existing under the laws of the State of [       ]
and having its principal office at
[                                            ](mailing address:
[                                                                ]
 ("[  ]") and [                                                 ], a
[           ] corporation duly organized and existing under the laws of the
State of[       ], having its principal office at
[                                                          ] ("[    ]");



    Whereas, [  ] and [     ] jointly own the rights to certain inventions,
know-how and pending and allowed patents relating to [    ] Docket No. [
                                                            ], as developed by
Drs. [                   ] and [           ] and [             ] and [
       ] of the [                                  ]; and

    Whereas, the aforementioned inventions, know-how and pending and allowed patent applications relate to
[



   ]

    Whereas, by assignment of the inventions from each party's respective
inventors, [  ] and [     ], as joint owners of such inventions, may
exclusively license such inventions, including United States and Canadian patents, patent applications, and related know-how; and

    Whereas, [     ] has heretofore agreed, through prior execution of a
formal [         ] Agreement, that
[                                                     ] ([  ]) will act as
the designated contact point and primary negotiator to any and all licenses which may be enacted in connection with the aforementioned Docket; and

    Whereas, [  ] and [     ] desire to grant licenses to said inventions,
pending and allowed patent applications, patents, and know-how related to said Docket for development of products, processes, and methods for public use and benefit; and


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APOLLON/[  ]
LICENSE AGREEMENT
Page 2 of 16

    Whereas, [  ] and [     ] have heretofore agreed, pursuant to said [
  ] Agreement, to mutual consent between [  ] and [     ] in all such licensing
matters; and

    Whereas, [  ] and [     ] have further agreed, pursuant to said [
] Agreement, to a formula for sharing royalty and income from such licensing matters; and

    Whereas, APOLLON is engaged in developing, manufacturing and marketing products for human health care, utilizing facilitated DNA technology for the prophylaxis and treatment of HIV (human immunodeficiency virus) and desires to pursue the commercial development and marketing of such products utilizing
[ ]'s and [     ]'s U.S. and Canadian patent rights, patent applications,
patents, and know-how; and

    Whereas, [ ] is willing to license and APOLLON is willing to enter into a licensing agreement for use of the Licensed Patent Rights and Licensed Know-how; and

    Whereas, [  ] and [     ] and APOLLON each represents and warrants that
it has full right and authority to enter into this Agreement without additional consent and approval of any third person and that it is not subject to any restriction which would impair the grant to APOLLON of the licenses granted hereby or the exercise by APOLLON of such licenses;

    NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the parties hereto mutually agree as follows:

                               ARTICLE I - DEFINITIONS

    1.1  "Licensed Patent Rights" means: (a) U.S. Patent No. [             ].
pending Canadian Patent Application Serial No. [             ] filed [
    ], and any patents which may issue therefrom, including any reissues, re-examinations, or extensions, and any foreign counterparts thereof, and
(b) to the extent that APOLLON supports patent costs in accordance with
Article VI hereof, any divisions, continuations, and continuations-in-part based thereon, and any patents which may issue therefrom, including any reissues, re-examinations, or extensions, and any foreign counterparts thereof.

    1.2 "Licensed Product(s)" means any product for use in the Field which in the absence of this Agreement would infringe at least one Claim of Licensed Patent Rights, or products made using a process which in the absence of this Agreement would infringe at least one Claim of Licensed Patent Rights, on a country-by-country basis.

    1.3 "Claim" means a claim of an issued, unexpired patent that shall be presumed to be valid and enforceable unless and until it has been held to be invalid

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APOLLON/[  ]
LICENSE AGREEMENT
Page 3 of 16

and/or unenforceable by a final judgment of a court of competent jurisdiction from which no appeal can be or is taken.

    1.4 "Licensed Know-how" shall mean trade secrets, scientific and/or technical information, whether or not patentable, including scientific and practical information, techniques, materials, compositions, formulas, methods, processes, and procedures, used, useful, or practiced in the design, development, manufacture, and sale of Licensed Product(s).

    1.5 "Affiliate" shall mean a corporation or other business entity that controls, is controlled by, or that is under common control with another corporation or other business entity, or is an Affiliate of an Affiliate. For the purpose of this definition, "control" shall mean direct or indirect beneficial ownership of more than fifty percent (50%) of the voting stock of a corporation; direct or indirect ownership of more than fifty percent (50%) of the income of the corporation or other business; or possession of more than fifty percent (50%) of the voting rights of the members of a nonprofit or nonstock corporation.

    1.6  "APOLLON" shall include APOLLON, its Affiliates, and its Sublicensees.

    1.7 "Sublicensee" shall mean any corporation, company, partnership or business entity which neither controls, nor is controlled by, nor is under common control with APOLLON, to which APOLLON transfers by sublicense rights to enable said party to make and sell Licensed Products.

    1.8  "Net Sales" means the gross invoice selling price for Licensed
Products shipped by APOLLON, its Affiliates, and its Sublicensees, less (a) discounts and allowances for quantity purchases, prompt payments and for wholesalers and distributors, (b) credits or refunds for claims or returns, (c) prepaid outbound transportation expenses and transportation insurance costs, (d) sales taxes or other governmental charges excluding income taxes paid in connection with the sale, and (e) commissions and other fees paid to distributors and other sales agencies for or in connection with the sale of Licensed Products outside of the United States.

    1.9 "Field" means the development, use and commercialization of Polynucleotide Vaccines for the prevention and/or treatment of HIV (human immunodeficiency virus) infection.

    1.10 "[


                                      ]

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APOLLON/[  ]
LICENSE AGREEMENT
Page 4 of 16


    1.11 "Polynucleotide Vaccine" means a pharmaceutical composition which comprises a polynucleotide encoding a polypeptide target of a pathogen which elicits an immune response useful for prophylactic and/or therapeutic purposes.

    1.12 "HIV Target" means a Polynucleotide Vaccine comprising [






                                    ]

    1.13 "Effective Date" means the date of execution of this Agreement.


                                  ARTICLE II - GRANT

    2.1  [  ] and [     ] hereby grant to APOLLON an exclusive, worldwide
license under Licensed Patent Rights and Licensed Know-how to make, have made, use, sell and have sold Licensed Product(s) for use in the Field.

    2.2  The licenses granted by [  ] and [     ] to APOLLON under paragraph
2.1 of this Article II shall include the right to grant sublicenses of no greater scope than the license granted to APOLLON hereunder.

         2.2.1 APOLLON hereby agrees that every sublicensing agreement to which it is a party and which relates to the rights, privileges and license granted hereunder shall set forth a date or term after which the rights, privileges, and sublicense shall terminate.

         2.2.2     APOLLON agrees that any sublicense granted by it hereunder
shall have privity of contract between [  ] and [     ] and the Sublicensee
such that the obligations of this Agreement are binding upon the Sublicensee as if it were in the place of APOLLON.


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APOLLON/[  ]
LICENSE AGREEMENT
Page 5 of 16

    2.3 During the term of this Agreement and so long as APOLLON is not in default with respect to any payment due to [ ] hereunder:

         2.3.1     [  ] and/or [     ] will not assert Licensed Patent Rights
to prevent APOLLON or any party deriving rights through APOLLON from importing, using, selling, or having sold any quantity of Licensed Product(s) on which royalty has been paid hereunder; and

         2.3.2     [  ] and/or [     ] or any party deriving rights through [
] and/or [     ] will not assert any other patent or patent application now or
hereafter controlled by [  ] and/or [     ] comprising subject matter
corresponding to subject matter in any patent or patent application of Licensed Patent Rights within the Field on which reimbursable patent fees have been paid to [ ] in accordance with Article VI to prevent APOLLON or any other party deriving rights through APOLLON from importing, using, selling or having sold for use in the Field any quantity of Licensed Product(s) on which royalty has been paid hereunder, or to prevent APOLLON or any party deriving rights through APOLLON from exercising the Licensed Patent Rights in the Field. APOLLON shall be given, under applicable confidentiality agreement, notification of any divisional, continuation and continuation-in-part applications based on Patent
No. [               ].


                         ARTICLE III - DISCLOSURE OF KNOW-HOW

    3.1  Within thirty (30) days following execution of this License Agreement,
[  ] and [     ] shall make available to APOLLON, without expense to APOLLON, all its existing Licensed Know-how.


                              ARTICLE IV - DUE DILIGENCE

    4.1  APOLLON has represented to [  ] and [     ], to induce [  ] and
[    ] to issue this license, that APOLLON will use commercially reasonable efforts to create and produce a commercially marketable product utilizing Licensed Patent Rights in the Field. At one year intervals after the
Effective Date, APOLLON shall provide to [  ] and [     ] a summary of
research activities and progress relating to the development of product(s) utilizing Licensed Patent Rights in the Field. In the event that APOLLON fails to do so or to continue to actively market Licensed Product during the term of this Agreement, [ ] shall have the right to terminate this Agreement pursuant to paragraph 9.3 hereof.

APOLLON/[  ]
LICENSE AGREEMENT
Page 6 of 16


                       ARTICLE V - CONSIDERATION AND ROYALTIES

    5.1  LICENSE INITIATION FEE: APOLLON shall pay to [  ] a License Initiation
Fee of [                      ] ($[        ]), payable as follows: [
        ]($[           ]) on the [                      ] and [
 ] ($[       ]) on the [                                 ].

    5.2  MILESTONE PAYMENTS:APOLLON shall pay to [  ] the following Milestone
Payments, which shall constitute an advance payment [    ] creditable against
royalties owing to [  ] and [     ] hereunder; provided, however, that such
payments may be offset against no more than [                   ] of the
royalties due under this Agreement in any one calendar year.

         5.2.1     [                        ] ($[       ]) within thirty (30)
days of the date of initiation by APOLLON of the [

                                                ]; in no event, however, shall
more than one such Milestone Payment be due for [                          ]
against the same HIV Target.

         5.2.2     [                      ] ($[        ]) within thirty (30)
days of the date of initiation by APOLLON of the [

                                               ]; in no event, however, shall
more than one such Milestone Payment be due for any one [
].

    5.3 ROYALTIES: In further consideration of the license granted hereunder, APOLLON shall pay to [ ] the following royalties on Net Sales of Licensed
Products:

         5.3.1     APOLLON shall pay to [  ] a royalty of [
       ] of the Net Sales in the United States of Licensed Product(s) which
incorporate a [                              ] covered by a Claim of a United
States Patent of Licensed Patent Rights.

         5.3.2     APOLLON shall pay to [  ] a royalty of [
      ] of the Net Sales in Canada of Licensed Product(s) which incorporate a
[                  ] covered by a Claim of a Canadian Patent of Licensed Patent
Rights.

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APOLLON/[  ]
LICENSE AGREEMENT
Page 7 of 16


         5.3.3     APOLLON shall pay to [  ] a royalty of [
       ] of the Net Sales of Licensed Product(s), which are manufactured in the U.S. by or for APOLLON and sold by or for APOLLON in countries other than the
U.S. and Canada, and which incorporate a [                            ] covered
by a Claim of a United States Patent of Licensed Patent Rights. Royalties under this paragraph 5.3.3 shall be payable for a period of three years from the date of first commercial sale in each such country and the payment shall expire on a country-by-country basis.

    5.4  LICENSE MAINTENANCE FEE: APOLLON shall pay to [  ] an annual license
maintenance fee of [                                               ], due and
payable each year on the anniversary of the Effective Date; provided, however, that after the date of first commercial sale of a Licensed Product(s) which
incorporates a [                            ] covered by a Claim of a United
States Patent of Licensed Patent Rights, no further License Maintenance Fee
shall become due and payable, so long as royalties due [  ] and [     ] under
paragraph 5.3 hereof equal or exceed [                                 ] per
calendar year.  If royalties payable to [  ] accrue under paragraph 5.3 hereof,
but are less than [                                             ] per calendar
year, APOLLON shall pay [  ] a total of [
      ] per calendar year as a combined royalty/License Maintenance Fee.  [
           ] of all License Maintenance Fees paid hereunder shall constitute an
advance payment creditable against future royalties owing to [  ] and [     ]
under paragraph 5.3 of this Agreement; provided, however, that such payments
may be offset against no more than[                  ] of the royalties due
hereunder in any one calendar year.

    5.5  CREDITS CUMULATIVE: All Milestone Payments and the [                 ]
of License Maintenance Fees creditable against royalties under Article 5 hereof
are cumulative and are [   ] creditable against future royalties due under
paragraph 5.3 of this Agreement; however, in no event may the total of such
credits be offset against more than [                 ] of the royalties due in
any one calendar year. Such credits in excess of the royalties which may be offset in any one calendar year may be applied against royalties due in future years.

    5.6  SUBLICENSE FEE: APOLLON shall pay to the [  ] [                    ]
of any sublicense initiation fee received by APOLLON pursuant to the grant of a sublicense hereunder, expressly excluding any consideration received by APOLLON directly related to support for development and/or marketing of Licensed
Product.  APOLLON agrees to forward to [  ] and [     ] a copy of any proposed
sublicense agreement for review and approval by [  ].  [  ]'s and [     ]'s
review shall be limited to determining consistency of any sublicense with the terms of this license to APOLLON, and approval period shall be limited

APOLLON/[  ]
LICENSE AGREEMENT
Page 8 of 16


to thirty (30) days from the date of receipt of each such proposed sublicense agreement after which approval shall be considered given with no further notice. In any event, such approval shall not be unreasonably withheld.

                   ARTICLE VI- PATENT MAINTENANCE AND REIMBURSEMENT

    6.1 [ ] shall control and diligently prosecute and maintain Licensed Patent Rights. [ ] shall consult with APOLLON in advance with respect to the filing, prosecution, and maintenance of divisions, continuations, and
continuations-in-part of U.S. Patent No. [         ] and Canadian Patent
Application [         ].

    6.2 With respect to any action taken by [ ] under paragraph 6.1 with respect to Licensed Patent Rights and approved by APOLLON in advance, [ ] will provide APOLLON with itemized statements reflecting patent filing, prosecution and maintenance expenses, and APOLLON will promptly reimburse [ ] for a proportion of the reasonable attorney's fees, expenses, official fees and other charges which are incurred by [ ] on or after the Effective Date of this Agreement.

    6.3 The proportion of such patent filing, prosecution and maintenance expenses payable by APOLLON under paragraph 6.2 hereof shall be based on a fraction, A/B, where A is the number of claims of a patent or patent application of Licensed Patent Rights which Licensed Product(s) made, used or sold by APOLLON would infringe in the absence of this Agreement; and B is the total number of claims in said patent or patent application. [FOR EXAMPLE, if [ ] is prosecuting a patent application within Licensed Patent Rights having a total of six claims (B = 6), and the making, using, or selling of a Polynucleotide
Vaccine in the Field comprising a [   ] would infringe three of said claims (A =
3), then A/B = 3/6 = 1/2, and APOLLON would pay [ ] one half of the costs and expenses incurred by [ ] in accordance with paragraph 6.2.]

         6.3.1 If [ ] licenses one or more of the claims of A, above, to one or more third party(ies) for use outside the Field, then APOLLON's obligation to reimburse [ ] for such patent filing, prosecution and maintenance expenses will be further reduced in a pro rata manner.


                    ARTICLE VII - REPORTS, PAYMENTS AND ACCOUNTING

    7.1 Within sixty (60) days following the close of each calendar quarter, ending March 31, June 30, September 30 and December 31 each year during the term of this Agreement, in which sales of Licensed Product are made under this
Agreement, APOLLON shall provide to [  ] and [     ] a written report setting
forth the total Net Sales

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APOLLON/[  ]
LICENSE AGREEMENT
Page 9 of 16


and the royalties due and payable to [  ] for such quarter and APOLLON shall
remit to [  ], for the benefit of [  ] and [     ], with such report the amount
of royalty payments shown thereby to be due. Royalties shall be payable from the country in which they are earned and subject to foreign exchange rates then prevailing in such country. Royalties shall be remitted in United States dollars. For converting any royalty that accrued in another currency into United States dollars, there shall be used the closing buying rates of exchange published in the Wall Street Journal, or such alternate publication as is agreed by the parties, as of the last business day of the calendar quarter in which the royalties were earned.

    7.2 APOLLON shall keep, and shall cause its Affiliates and Sublicensees to keep, complete and accurate records for the latest three (3) years showing the Net Sales of Licensed Product(s) made under this Agreement or any Sublicense. Such records shall be in sufficient detail to enable the royalties payable hereunder by APOLLON to be determined. APOLLON agrees to permit such books and records to be examined but not more often than once in any calendar year. The examination shall be by an independent certified public accountant designated by [ ] and reasonably acceptable to and approved by APOLLON. Any such audit shall be at the expense of [ ] and conducted during business hours of APOLLON and upon reasonable notice to APOLLON. The purpose of any such audit shall solely be for verifying the royalties payable as provided for in this Agreement and said accountant shall only disclose Net Sales and royalties due to [ ] and [
] and payable thereon.

    7.3 Any tax required to be withheld by APOLLON under the laws or governmental regulations of any country for royalties payable to [ ] shall be
promptly paid by APOLLON for and on behalf of [  ] and [     ] to the
appropriate governmental authority. APOLLON shall furnish [  ] and [     ] with
proof of payment of such tax together with official or other appropriate evidence issued by the appropriate government authority sufficient to enable [
] and [     ] to support a claim for any tax credit in respect of any tax so paid.

    7.4  [  ] and [     ] agree to keep any reports, information, or data
provided to [  ] and [     ] by APOLLON, its Affiliates, or Sublicensees under
this ARTICLE VII in strict

APOLLON/[  ]
LICENSE AGREEMENT
Page 10 of 16


confidence and not to disclose the same to or permit access to any third party, without the prior written permission of APOLLON, except as shall be required to be disclosed in a judicial or administrative proceeding after legal remedies for maintaining the confidentiality of such reports, information, or data have been exhausted.


                            ARTICLE VIII - CONFIDENTIALITY

    8.1  APOLLON and [  ] and [     ] each agree to maintain in confidence and
not to disclose to any third party, any confidential or proprietary information or material(s) ("Confidential Information") of the other party received pursuant to this Agreement, (i) in written or other tangible form and marked "Proprietary" or "Confidential", or (ii) if disclosed orally or otherwise, but not in tangible form, which is identified as confidential or proprietary at the time of disclosure and which is documented in writing marked "Proprietary" or "Confidential" to the other party within thirty (30) days of disclosure. The foregoing obligations shall not apply to:

         8.1.1 information that is known to the receiving party or independently developed by the receiving party prior to the time of disclosure, in each case, to the extent evidenced by written records promptly disclosed to the furnishing party upon receipt of the Confidential Information;

         8.1.2 information disclosed to the receiving party by a third party that has a right to make such disclosure;

         8.1.3 information that becomes patented, published or otherwise part of the public domain as a result of acts by the furnishing party or a third person obtaining such information as a matter of right; or

         8.1.4 information that is required to be disclosed by order of the FDA or similar authority or a court of competent jurisdiction or other government authority or agency; provided that the parties shall use their best efforts to obtain confidential treatment of such information by the agency, authority, or court; or

         8.1.5 information subsequently developed by or for the receiving party independently of information received from the furnishing party.

    8.2 Each party will take all reasonable steps to protect the Confidential Information of the other party with the same degree of care used to protect its own confidential or proprietary information. Without limiting the foregoing, each party shall

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APOLLON/[  ]
LICENSE AGREEMENT
Page 11 of 16


ensure that all of its employees or agents having access to the Confidential Information of the other party are obligated to abide by the receiving party's obligations hereunder.

    8.3 Nothing herein shall be construed to prevent the disclosure of Confidential Information by Apollon or Sublicensee(s) as necessary to practice commercially the rights granted hereunder including, without limitation, the disclosure of Confidential Information to regulatory or other governmental agencies as necessary to obtain marketing approval, or to obtain patent protection, or the disclosure of Confidential Information under a Confidentiality Agreement as appropriate to financing, development and commercialization of products hereunder.

                          ARTICLE IX - TERM AND TERMINATION

    9.1 This Agreement, unless terminated earlier as hereinafter provided, shall terminate upon the expiration of the last patent of Licensed Patent Rights, whereupon the licenses granted hereunder shall be irrevocable and fully paid and APOLLON shall be free to make, have made, use, sell and have sold Licensed Product(s) without further duties or responsibilities to [ ] and [
] except those described in paragraph 9.4.

    9.2  APOLLON maintains the right to terminate this Agreement at any time
with sixty (60) days written notice to [  ] and [     ].

    9.3 If any of the material terms or conditions of this Agreement are breached and such breach is not corrected within sixty (60) days after written notice thereof is given by a complaining party to the breaching party, then the complaining party shall have the option to terminate this Agreement by giving written notice thereof to the breaching party.

    9.4 Regardless of the reason for the termination, the following rights and obligations shall survive any termination of this Agreement:

         9.4.1 APOLLON's obligation to supply any reports required under paragraph 7.1 covering the time period through the date of termination.

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APOLLON/[  ]
LICENSE AGREEMENT
Page 12 of 16

         9.4.2     [  ]'s and [     ]'s right to receive and recover APOLLON's
obligation to pay royalties accrued or accruable for payment at the time of any termination.

         9.4.3 APOLLON's obligation to maintain records and [ ]'s right to inspect those records as specified under paragraph 7.2.

         9.4.4     Any cause of action or claim of [  ] and [     ], accrued or
to accrue, because of any breach or default by APOLLON.

         9.4.5     Any cause of action or claim of APOLLON, accrued or to
accrue, because of any breach by [  ] and/or [     ].

         9.4.6     APOLLON's obligation to indemnify [  ] and [     ].

         9.4.7 Obligations of confidentiality of either party under Article VIII hereof.


                              ARTICLE X - ASSIGNABILITY

    10.1 Neither this Agreement nor any of the rights herein granted shall be assignable or otherwise transferable by either party without the prior written consent of the other party, except that this Agreement and the rights herein granted to APOLLON may be assigned by APOLLON to an Affiliate at any time, or to an entity to which APOLLON has sold or otherwise transferred all or substantially all of the business to which this Agreement pertains and assignee or Affiliate agrees to abide by the terms and conditions of this Agreement.


                  ARTICLE XI - NEGATION OF WARRANTIES AND INDEMNITY

    11.1 Nothing in this Agreement shall be construed as a warranty or representation by either party as to the validity of any patent licensed hereunder. Neither party shall have any obligations with respect to the abatement of infringement by third parties of patent rights licensed hereunder. Further, nothing in this Agreement shall be construed as a warranty or representation by either party that any product made, used, sold or imported under any license granted under this Agreement is or will be free from infringement of patents not licensed hereunder or patents of third parties.

    11.2 Notwithstanding the foregoing, if at any time a third party shall infringe any unexpired Licensed Patent Right in the Field licensed hereunder and
if such infringement shall come to the attention of [  ], [     ] or APOLLON,
that party shall give
notice in writing to the other party of the existence of such infringement, and the parties

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APOLLON/[  ]
LICENSE AGREEMENT
Page 13 of 16


shall upon mutual consultation and agreement decide on an appropriate course of action to take against the infringer in view of all of the circumstances then existing.

         11.2.1 Nevertheless, APOLLON, as the exclusive Licensee in the Field, shall have the first right, after consultation with [ ] per paragraph 11.2, but not the obligation, to bring and prosecute such infringement, in its
own name or in the name of [  ] and [     ] where legally necessary, and at its
own expense, and [  ] and [     ] shall have no rights to any recovery under
such suit unless it shall, at its own expense, join the suit and prove its own damages. The award or settlement in such litigation brought by APOLLON shall first be used to pay the legal costs of such litigation. If APOLLON's recovery exceeds its legal costs, APOLLON shall pay to the [ ] from the remaining recovery an amount equal to the amount that would have been payable to the [ ] as a royalty based on the provisions of paragraph 5.3 hereof if the infringing sales had been made by APOLLON. Any recovered amount remaining after such payment to the [ ] has been made in full shall be retained by APOLLON. In any action to enforce any of the Licensed Patent Rights, either party at the request and expense of the other, shall cooperate fully with the other; provided, however, this provision shall not be construed to require a party to undertake any activities, including legal discovery, at the request of any third party except as may be required by lawful process of a court of competent jurisdiction.

         11.2.2    If APOLLON elects not to bring suit as provided in paragraph
11.2.1, [  ] and [     ] shall have the right, after consultation with APOLLON
per paragraph 11.2, but not the obligation, to prosecute such infringement at its own expense. Financial recoveries from any such action will belong entirely to [ ]. In any action to enforce any of the Licensed Patent Rights, either party at the request and expense of the other, shall cooperate fully with the other; provided, however, this provision shall not be construed to require a party to undertake any activities, including legal discovery, at the request of any third party except as may be required by lawful process of a court of competent jurisdiction.

    11.3 APOLLON shall defend, indemnify and hold [  ] and [     ] harmless
from and against all liability, demands, damages, expenses and losses, including attorney's fees, for death, personal injury, illness or property damage arising
(a) out of the use by APOLLON of Licensed Patent Rights, or (b) out of the function or malfunction of any Licensed Product manufactured and/or sold by
APOLLON. [  ] and [     ] shall promptly notify APOLLON of any claim or suit
covered by this paragraph, and if so requested, APOLLON shall defend such claim or suit at the expense of APOLLON. As used in the preceding parts of this paragraph, [ ] includes its Trustees, Officers, Agents and Employees.

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APOLLON/[  ]
LICENSE AGREEMENT
Page 14 of 16


APOLLON shall provide proof of product liability insurance designating [ ] as a party to be indemnified in accordance with the provisions of this Agreement. APOLLON's obligation to defend, indemnify, and hold harmless hereunder shall not apply to any liability, claim, damage, loss, cost or expense to the extent it is attributable to the negligence or reckless or intentional misconduct of any indemnified party hereunder.


                                 ARTICLE XII- NOTICE

    12.1 Any notice required under this Agreement shall be considered given upon the earlier of when actually received at the address set forth below or
(ii) two business days after such notice, properly addressed and shipped overnight service, is sent by either to the other. The proper addresses for notice are as follows:


If to [  ]:                  If to APOLLON:           If to [     ]:

[            ]               Vincent R. Zurawski, Jr., Ph.D.    [         ]

[               ]            President and CEO

[                           ]     Apollon, Inc.                 [
]

[                   ]        One Great Valley Parkway      [
           ]

[                     ]      Malvern, PA 19355-1423        [
   ]

Either party may change its official address upon written notice to the other party.


                                ARTICLE XIII - GENERAL

    13.1 APOLLON shall comply with all prevailing laws, rules and regulations pertaining to the development, testing, manufacture, marketing, sale, use, import or export of Licensed Products. It is understood that this Agreement may be subject to United States laws and regulations controlling the export of technical data, articles and information from the United States of America, including Licensed Products or Licensed Know-how, which may be imposed from time to time by the government of the United States of America. APOLLON will not export, directly or indirectly, any such Licensed Products or Licensed Know-how to any country for which such government or agency thereof requires an export license or other governmental approval at the time of export without first obtaining such license or approval.

APOLLON/[  ]
LICENSE AGREEMENT
Page 15 of 16


    13.2 The failure of either party to insist at any time upon the strict observance or performance of any of the provisions of this Agreement, or to exercise any right or remedy as provided in this Agreement, shall not impair any such right or remedy and shall not be construed to be a waiver or relinquishment of such right or remedy. Furthermore, no waiver of any provision of this Agreement by either party shall be construed as a waiver of any other provision or as a waiver of the same provision at any subsequent time.

    13.3 [  ] and [     ] and APOLLON agree that each party to this Agreement
is operating as an independent contractor and not as an agent of the other. This Agreement shall not constitute a partnership or joint venture, and neither party may be bound by the other to any contract, arrangement or understanding except as specifically stated herein.

    13.4 This Agreement constitutes the entire Agreement between the parties, supersedes all written or oral prior agreements or understandings, and no variation or other modification of this Agreement or waiver of any of its terms or provisions shall be deemed valid unless in writing and signed by both parties.

    13.5 The captions and headings used in this Agreement are for convenience and reference only and are not a part of this Agreement.

    13.6 In the event any provision or provisions of this Agreement are declared invalid, the remainder of this Agreement shall remain in full force and effect as if the invalid provision or provisions had never been a part of the Agreement.

    13.7 APOLLON, [  ] or [     ] shall not use, expressly or by implication,
any trademark, trade name, or any contraction, abbreviation, simulation, or adaptation thereof of the other party or its Affiliates, or the name of any of the staff of the other party or its Affiliates in any news, publicity release, policy recommendation, advertising, or any commercial communication without the express written approval of the other party.

    13.8 This Agreement shall be construed under and governed by the internal
laws of the State of [      ], except that matters involving the construction,
validity and enforceability of any patent shall be governed by and construed in accordance with the laws of the country in which the patent has been granted.

APOLLON/[  ]
LICENSE AGREEMENT
Page 16 of 16


    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representation as of the date first set forth above.


AGREED TO AND ACCEPTED BY
APOLLON, INC.:

By:      /s/ Richard B. Ciccarelli
Name:         Richard B. Ciccarelli
Title:        Vice-President, R&D
Date:         June 3, 1997

AGREED TO AND ACCEPTED BY
[                                                      ]
[                                                      ]:

By:      [                ]
Name:         [                ]
Title:        Operations Manager
Date:         June 20, 1997


AGREED TO AND ACCEPTED BY
[                                                ]
[                                                ]:

By:      [                    ]
Name:         [                 ]
Title:        Executive Vice President
Date:         July 9, 1997